CUSTODIAN ACCOUNT AGREEMENT

     THIS CUSTODIAN ACCOUNT AGREEMENT, dated as of October 4, 1994, is entered into by and between ACCOLADE FUNDS, a business trust organized under the laws of the Commonwealth of Massachusetts ("Company"), on behalf of each of the Portfolios (hereinafter defined), and BANKERS TRUST COMPANY, a New York banking Corporation ("Custodian").

                                   Witnesseth:

     In  consideration  of the  mutual  covenants  herein  contained  and  other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. DEFINITIONS.

     Whenever used in this Agreement, or in any appendices, schedules or exhibits hereto or amendments hereof, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Account Securities" means the Securities, other property and cash held by Custodian in the Custodian Account on behalf of a Portfolio, and shall include all income generated by or the proceeds of any sale of such Securities.

     (b) "Authorized Person" means any Person or Persons jointly or severally authorized from time to time, in a writing, in substantially the form of Appendix B attached hereto and made a part hereof, delivered to Custodian and accepted by Custodian, to act on behalf of Company or an Investment Adviser with respect to any action required or permitted to be taken by Company or such Investment Adviser under this Agreement. Such writing shall clearly indicate the scope of authority of each Authorized Person. As used herein, the term Authorized Person means a Person authorized with respect to the action or matter described.

     (c) "Custodian Account" means the one or more custodianship and safekeeping accounts established and maintained pursuant to this Agreement by Custodian for Company and/or one or more of the Portfolios.

     (d) "Depository" means any centralized securities depository system, domestic or foreign, whether presently or hereafter organized, in which Custodian participates and which is registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agency for the securities or other assets of investment companies), and shall include (i) the Depository Trust Company, (ii) the Federal Reserve Book-Entry System, or (iii) any other centralized securities depository system meeting the requirements of Rule 17f-4 under the 1940 Act (hereinafter defined), selected by Custodian in its discretion and approved for use by Company in Instructions, subject to any required approval by regulatory authorities applicable to Custodian in the conduct of its business as Custodian.

     (e) The term "hold" shall include Custodian's authority to deposit part or all of the Account Securities with a Depository.

     (f) "Instructions" means a communication received by Custodian from one or more Authorized Persons directing action or delivering information pursuant hereto. Instructions may be oral or written and may be delivered (i) by telephone, (ii) in hard copy, or (iii) by computer, electronic instruction system or telecommunications terminals, (including but not limited to telex, TWXS, facsimile transmission, bank wire or Custodian's proprietary POL*ARIS Service), PROVIDED THAT the parties hereto or Custodian and Investment Adviser, as the case may be, shall have agreed herein or in another manually signed writing to the form, the means of transmission and the means of identification of such Instructions. Instructions shall conform to operating procedures communicated from time to time by Custodian to Company.

     (g) "Investment Adviser" means a bank, insurance company or registered investment adviser duly appointed as investment adviser by Company as further described in paragraph 7.

     (h) "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

     (i) "Paragraph" means a paragraph of this Agreement.

     (j) "Person" means a natural person, trust, estate, corporation, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, trustee, partner, or venturer, including but not limited to Company and Investment Advisers, as the context may require.

     (k) "Portfolio" means any of the entities named on Appendix A, attached hereto and, as amended from time to time, made a part hereof.

     (l) "Security" or "Securities" includes bonds, debentures, notes, stocks, shares, rights, beneficial interests, evidences of indebtedness and other securities, assets, and property.

     The plural of any terms shall have a meaning corresponding to the singular thereof as so defined and any neuter pronoun used herein shall include the masculine or feminine as the context may require.

     Any references in this Agreement to any provision of any statute, code or regulation shall be deemed to incorporate any amended, substitute or successor provisions, whenever adopted.

2. APPOINTMENT OF CUSTODIAN.

     (a) APPOINTMENT. Subject to the provisions hereof, Company hereby employs, appoints and authorizes Custodian to act as Custodian of all the Securities and monies at the time owned by a Portfolio or in the possession of a Portfolio or Company on behalf of a Portfolio and specifically allocated to such Portfolio during the period of this Agreement and to hold same in the Custodian Account for the benefit of such Portfolio.

     (b) ESTABLISHMENT OF CUSTODIAN ACCOUNT. Custodian hereby agrees to establish the Custodian Account in the name of Company, or such other name or names as Company and Custodian may agree upon from time to time, and to hold in the Custodian Account all Securities or other property and cash deposited with, delivered to or received by Custodian for deposit in the Custodian Account and allocated to one or more Portfolios in accordance with Instructions, PROVIDED THAT Custodian shall have the right, in its sole discretion, to refuse to accept any Securities or other property that are not in proper form for deposit for any reason. Custodian shall have no responsibility or liability for or on account of Securities or other property or cash not delivered to Custodian or not delivered in proper form.

     (c) CUSTODIAN'S PERSONNEL. The individual personnel of Custodian duly authorized to have access to Account Securities, to receive Instructions and to act thereon are listed in the certification annexed hereto as Appendix C and, as. amended, from time to time, made a part thereof. Custodian shall advise Company of any change in the individuals so authorized by written notice to Company.

     (d) SCOPE OF DUTIES. Custodian's duties and responsibilities shall be limited to those expressly set forth in this Agreement and such others as may be necessary to the carrying out of those duties and responsibilities set forth herein.

3. FORM OF CUSTODY AND SAFEKEEPING.

     (a) FORM OF CUSTODY. Custodian shall be responsible for safekeeping Account Securities. Custodian, in its sole discretion, is authorized to (i) retain physical possession of Account Securities, and/or (ii) deposit Account Securities with a Depository or Sub-Custodian selected by Custodian pursuant to paragraph 8(b).

     (b) PHYSICAL CUSTODY. If Custodian retains physical possession of Account Securities, Custodian shall ensure that Account Securities are at all times properly identified as belonging solely to a Portfolio. In this regard Custodian shall physically segregate Account Securities from any property owned by Custodian. Custodian shall not be required to physically segregate Account Securities (other than bearer securities which shall be so segregated) from other securities or property held by Custodian for third parties, but Custodian shall maintain adequate records showing the true ownership of Account Securities.

     (c) DEPOSITORY CUSTODY. If Custodian deposits Account Securities with a Depository, Custodian shall maintain adequate records showing the location and true ownership of such property.

     (d) REGISTRATION IN NOMINEE NAME. Custodian is authorized to reregister securities received in registered form in the name of its nominee, or the nominee of a Depository, unless alternate registration Instructions are furnished; provided that Account Securities are held in an account of Custodian or such Depository containing only assets, held by Custodian or such Depository in a fiduciary capacity. In consideration of Custodian's registration of Account Securities in the name of its nominee, Company agrees to pay on demand to Custodian or its nominee the amount of any loss or liability for stockholders' assessments, or otherwise, claimed or asserted against such nominee by reason of such registration. Securities may also be held in the Custodian Account in coupon bearer form, where, in the judgment of Custodian, it is not practicable or possible to register such securities.

4. LIABILITY FOR SAFEKEEPING.

     LIMITATION OF LIABILITY. Custodian's safekeeping responsibility under paragraph 3 shall be limited to exercising the care and diligence usually accorded by Custodian to the safekeeping of its own property; provided, however, Custodian's responsibility under paragraph 3 is limited to losses occasioned directly by the negligence or misconduct of its employees or by robbery, burglary, theft or destruction while the securities are in Custodian's physical possession. With respect to deliveries of securities to a third party other than a Depository, agent or Sub-Custodian, Custodian shall be deemed no more than an "intermediary" as defined in Section 8(3)06(3) of the New York Uniform Commercial Code. Custodian shall not be under any obligation to any Person to insure Custodian or the Custodian Account against loss. Custodian shall not be liable under any circumstances for loss or damage due to war, insurrection, hurricane, cyclone, tornado, earthquake, volcanic eruption, nuclear fusion or fission, radioactivity or similar occurrence. Custodian shall not be liable for loss or damage due to equipment failure, except such as is due to its own negligence, willful misconduct, or bad faith. Notwithstanding any provision of this Agreement to the contrary, in the event of any failure or delay in the performance or non-performance by Custodian of any act or thing which is required by this Agreement arising out of circumstances set forth in the preceding two sentences, Custodian shall take reasonable steps under the circumstances to minimize the effects of any failure or delay and to avoid continuing harm to Company.

5. TRANSACTIONS.

     (a) INSTRUCTIONS. Company may from time to time give Custodian, or appoint an Investment Adviser to give Custodian, Instructions concerning purchases and sales and other transactions with respect to Account Securities and Custodian shall effect such transactions subject to the provisions and undertakings of this paragraph 5. No person shall have access to Account Securities or the right to order or effect transactions in Account Securities except as set forth in this Agreement or in Instructions.

     (i) AUTHORIZATION TO ACT ON INSTRUCTIONS. Custodian is authorized to accept, act upon and rely upon Instructions that Custodian reasonably believes in good faith to have been given by an Authorized Person, or that are transmitted with proper testing or authentication in accordance with procedures specified by Custodian, or that are transmitted electronically through Custodian's POL*ARIS communications system or any similar electronic instruction system acceptable to Custodian.

     (ii) RELIANCE ON INSTRUCTIONS. As long as and to the extent that it exercises reasonable care and acts without negligence, misconduct or bad faith, Custodian shall incur no liability to Company or otherwise and shall be fully protected in acting in reliance on, and in omitting to act in the absence of, Instructions that Custodian reasonably believes in good faith to be genuine and to be signed, sent or made by an Authorized Person.

     (iii)ERRORS IN INSTRUCTIONS. Custodian shall not be responsible for any errors or inaccuracies contained in Instructions or, except where due to its own negligence, misconduct or bad faith, for any delays or failures in transmissions of Instructions caused by equipment breakdown or unavailability.

     (b) DELIVERIES AND RECEIPTS. In accordance with Instructions, Custodian shall deliver specified Account Securities (including cash in the Custodian Account) to the Person designated in such Instructions and shall receive in exchange therefor the Securities and/or cash and/or other property specified therein. Account Securities may be delivered "free" if the Instructions so specify.

     If cash is to be delivered by Custodian, the Custodian Account shall be charged by Custodian on the actual settlement date. Receipts of cash by Custodian shall be effected in accordance with paragraph 5(c). Custodian shall exercise reasonable care and diligence in examining and verifying the certificates or other indicia of ownership of the securities or other property received before accepting or paying for same. If Instructions direct Custodian to deliver certificates or other physical evidence of ownership of Account Securities to any Person other than a Depository, Custodian's sole responsibility shall be to exercise care and diligence in effecting the delivery as instructed. Notwithstanding the foregoing, if the delivery and/or receipt is effected through the facilities of a Depository, Custodian's responsibilities shall be limited to using reasonable care and diligence in verifying proper consummation of the transaction by the Depository. Upon completion of a delivery in accordance with Instructions to any Person other than a Depository, agent or Sub-Custodian, Custodian shall be discharged completely of any further liability or responsibility with respect to the safekeeping and custody of Account Securities so delivered.

     (c) DELIVERY AGAINST PAYMENT. Company acknowledges familiarity with the current securities industry practice of delivering physical Securities against later payment on delivery date. Notwithstanding Instructions to deliver Account Securities against payment, Custodian is authorized to make delivery against a temporary receipt (sometimes called a "window ticket") in lieu of payment. Custodian agrees to use its best efforts to obtain payment therefor during the same business day, but Company confirms its sole assumption of all risks of payment for such deliveries. Custodian may accept checks, whether or not certified, in payment for Securities. Custodian assumes no responsibility for the collectability of such checks. The foregoing, to the contrary notwithstanding, in the event that Company makes special arrangements with the party to whom Account Securities are to be delivered for actual payment to be made upon the delivery of such Account Securities and specifies such arrangements in Instructions, and if such arrangements are reasonably acceptable to Custodian, Custodian shall make the delivery in accordance with such Instructions.

     (d) TIMELY INSTRUCTIONS. Company, or its Investment Adviser, as the case may be, shall be responsible for ensuring that Custodian receives timely, correct and complete Instructions to enable Custodian to effect settlement of any purchase of Securities or sale of Account Securities on the contract settlement date. If Custodian does not receive such Instructions within a reasonable time prior to the contract settlement date, or if for any other reason Custodian is unable with reasonable diligence to effect settlement on such date, Custodian shall have no liability of any kind to any Person for failing to effect settlement on the contract settlement date.

     (e) LIMIT OF RESPONSIBILITY. Custodian, in its capacity as such, shall have no responsibility to manage or recommend investments of Account Securities or to initiate or effect any purchase, sale, or other investment transaction in the absence of Instructions from Company or the Investment Adviser. Custodian shall hold cash in the Custodian Account, subject to receipt of such Instructions, without liability for interest thereon. As long as and to the extent that it exercises reasonable care and acts without negligence, misconduct or bad faith, Custodian shall in no event be responsible or liable for:

     (i) the validity of the issue of any Securities purchased by Company, the legality of the purchase thereof, or the propriety of the amount paid therefor;

     (ii) the legality of the sale of any Securities by Company, or the propriety of the amount for which the same are sold;

     (iii) the legality or propriety of any borrowing or loan by Company; or

     (iv) any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of Company until Custodian actually receives and collects such money directly by the final crediting of the Custodian Account or the account representing Company's interest in the Depository.

     (f) CORPORATE ACTIONS. In no event shall Custodian be responsible to ascertain or to take any action concerning, any maturities, puts, calls, conversions, exchanges, reorganizations, voting of proxies, offers, tenders or similar matters relating to Account Securities, whether physically held by Custodian or on deposit with a Depository, other than to deliver to Company and, if directed by Company, to its Investment Adviser, notices and information relating to any such corporate action received by Custodian from any issuers, offerors, or otherwise. Custodian's sole responsibility in this regard shall be to deliver such notices within a reasonable time after Custodian receives them, and Custodian shall not otherwise act with respect to any such notice unless and until Custodian has received appropriate Instructions from Company or the Investment Adviser, as the case may be. Company agrees and will instruct its Investment Adviser that any Instructions to Custodian with respect to any such corporate actions must be delivered to Custodian within sufficient time for Custodian to act thereon if any action by Custodian is required. As used herein, "sufficient time" shall mean at any time up to the last permissible hour on the date for action specified by Custodian in Custodian's written notice hereunder and Custodian shall have no liability to any person for Custodian's failure to act upon any such Instructions for the Custodian Account received by Custodian at any time after such hour and date.

     (g) ALLOCATION OF PARTIAL REDEMPTION. Should any Account Securities held in a Depository be called for a partial redemption by the issuer of such securities, Custodian is authorized to accept allocation as determined pursuant to the program therefor then in effect at such Depository or, in the absence of any such program, in Custodian's sole discretion to allot the called portion to the respective holders in any manner deemed to be fair and equitable in its judgment.

     (h)  FOREIGN  SECURITIES.  With  respect  to Account  Securities  issued by foreign entities or other Account Securities for which adequate corporate information is not readily available, Custodian's responsibility is limited as expressively set forth in paragraph 5(f). With respect to such Account Securities, Custodian assumes no responsibility for following such Account Securities or their issuers for coupon payments, redemptions, exchanges or similar matters affecting such Account Securities. Collections of monies in foreign currency, to the extent possible, will be converted into U.S. dollars at customary rates in accordance with Custodian's normal procedures. All risks and expenses incident to such foreign collections and conversions are assumed by the applicable Portfolio, and Custodian shall have no responsibility for fluctuations in exchange rates affecting such collections or conversions.

     (i) PROCEEDS. Unless Company is informed otherwise in writing by Custodian, the proceeds of sales, redemptions, collections, and other receipts, and dividend and interest income will be credited by Custodian to the Custodian Account in accordance with the schedule specified from time to time in Custodian's Standards Manual.

     (j) EXCHANGES.  Custodian is authorized,  without Instructions, to exchange
temporary  for  definitive   certificates   and  old  certificates  for  new  or
overstamped certificates evidencing a change therein.

     (k) DEPOSITORY DELIVERIES. In complying with Instructions for delivery of eligible transactions, Custodian will make deliveries of eligible transactions, Custodian will make deliveries through (i) the Federal Reserve System, pursuant to Subpart O of the Treasury Department Circular #300 (31 Code of Federal Regulations Part 306), and operating circulars of the Federal Reserve Bank of New York, or (ii) the facilities of any other Depository pursuant to Section 8320 of the New York Uniform Commercial Code and the Rules and Procedures of such Depository.

     (1) AVAILABLE FUNDS. Custodian is not obligated to effect any transaction or make any payment in connection therewith unless there are sufficient available funds on deposit in the Custodian Account or funds have otherwise been make available to Custodian therefor to its satisfaction. The amount by which payments made by Custodian with respect to property in, or to be received for, the Custodian Account, or with respect to other transactions pursuant to this Agreement, exceed available funds and result in an account overdraft shall be deemed a loan from Custodian to Company, payable on demand and bearing interest at the then current rate customarily charged by Custodian on similar loans to the extent permitted by applicable law. All such loans shall be based on Custodian's sole determination to make the underlying advance in each case.

     (m) MANDATORY EXCHANGES. Anything in paragraph 5(f) to the contrary notwithstanding, Custodian may, without Instructions, surrender and exchange Account Securities for other Securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Account
Securities is not given an option; PROVIDED, HOWEVER, Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange at its office designated for such purpose pursuant to this Agreement. To facilitate any such exchange, Custodian is authorized to surrender against payment maturing obligations and obligations called for redemption.

     (n) RECEIPT OF PAYMENTS. Subject to the provisions of this Agreement, and unless and until it receives Instructions to the contrary, Custodian is authorized to:

     (i) present for payment all coupons and other income items held in the Custodian Account;

     (ii) receive payments of interest and principal, dividends, warrants, and other things of value in connection with Account Securities and hold such payments in the Custodian Account, with notice thereof to Company;

     (iii)sign for Company all declarations, affidavits, certificates or other documents that may be required to collect or receive payments or distributions with respect to Account Securities and disclose, without further consent of Company, Company's identity to issuers of Account Securities, or the agents of such issuers, who may request such disclosure.

     Recapitalization and stock distributions will be credited to the Custodian Account within five (5) business days after the Stock Exchange due bill redeemable date (ten business days after payable date) in order to comply with the normal course of settling Custodian's position at a Depository and to allow sufficient time to allocate these shares to the Custodian Account.

     (o) LENDING OF ACCOUNT SECURITIES. Custodian shall have the power and authority to lend Account Securities only in accordance with the terms of a separate securities lending agreement, if any, entered into between Custodian and Company.

     (p) STANDARDS. Custodian's Policies and Standards manual has been delivered to Company and when accepted in writing by Company such manual, as amended from time to time by written agreement of Custodian and Company, shall be deemed to be incorporated in and made a part of this Agreement.

     (q) SEGREGATED ACCOUNTS. The Custodian shall, in accordance with Instructions, establish and maintain one or more segregated accounts for and on behalf of a Portfolio, into which accounts may be transferred cash and/or securities of the Portfolio, (i) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company on behalf of the Portfolio and (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Company on behalf of the Portfolio or commodity futures contracts or options thereon purchased or sold by the Company on behalf of the Portfolio.

6. REPORTS, BOOKS AND RECORDS.

     (a) REPORTS AND STATEMENTS. Books and records prepared and maintained by Custodian pursuant to this Agreement shall allocate each transaction to the appropriate portfolio, as specified in Instructions. Promptly after the close of business each day, Custodian shall make available to Company, by POL*ARIS or in the manner otherwise agreed upon, transaction reports and a summary of the transfers to or from the Custodian Account during said day. Custodian shall make available to Company, by POL*ARIS or in the manner otherwise agreed upon, a statement of transactions and holdings in the Custodian Account on a monthly basis or at such other intervals as Custodian and Company shall mutually agree.

     (b) ADDITIONAL BOOKS AND RECORDS. In addition to its internal record requirements, Custodian shall create and maintain such books and records and provide such reports with respect to the Custodian Account as Custodian and Company shall agree upon from time to time. Custodian is not the fund accountant for Company or any of the Portfolios. Custodian shall cooperate with the fund accountant and shall make available to the fund accountant the transaction reports and statements referred to in paragraph 6(a) above, but Custodian shall not be responsible for reconciling its books and records with those of the fund accountant or for keeping books and records normally by the fund accountant.

     (c) INSPECTION. The books and records of Custodian pertaining to the Custodian Account shall be open to inspection and audit at reasonable times by duly authorized officers, employees and auditors employed by Company and by employees and agents of the Securities and Exchange Commission. The costs incurred by Custodian in connection with routine periodic inspections and audits shall be borne by Custodian. Any such costs incurred in connection with extraordinary inspections and audits shall be charged to and paid by Company in accordance with paragraph 13.

     (d) OPINION OF COMPANY'S INDEPENDENT ACCOUNTANT. Custodian shall take all reasonable actions, as Company may from time to time request, to obtain from year to year favorable opinions from Company's independent accountants with respect to Custodian's activities hereunder.

     (e) REPORTS BY CUSTODIAN'S INDEPENDENT PUBLIC ACCOUNTANTS. Custodian shall provide Company from time to time with reports by independent public accountants on Custodian's system of internal accounting control relating to the services provided by Custodian under this Agreement. Such reports shall state that such system is sufficient to meet the objective of providing management with reasonable, but not absolute, assurance that assets for which Custodian has responsibility are safeguarded against loss from authorized use or disposition, and that transactions are executed in accordance with appropriate authorizations and in conformity with the governing instruments and are recorded properly to permit the preparation of the required financial reports.

     (f) OTHER REPORTS. Custodian shall provide Company with any report received by Custodian on the system of internal accounting control of any Depository or Sub-Custodian and with such reports on its own systems of internal or other accounting control as Company may reasonably request from time to time if and to the extent that such reports are readily available and are not required by law or by the practice of any regulatory agency to be kept in confidence by Custodian.

     (g)  POL*ARIS(R).  Company  has the  option  to  elect  to  participate  in
Custodian's POL*ARIS Service, an electronic communications service that provides, on a daily basis, the ability to view on-line or to print out hard copy of all transactions involving the delivery in and out of Account Securities on a free or payment basis, payments of principal and interest or dividends, pending transactions and fails, and schedules of Custodian Account holdings.

     (i) SECURITY OF TERMINAL. In the event that Company subscribes to the POL*ARIS Service, Company shall be fully responsible for the security of its connecting terminal(s), access thereto and the proper and authorized use thereof and Company's initiation and application of continuing effective safeguards. In this connection, except for any instance involving Custodian's own negligence or misconduct, and in addition to any other undertakings by Company in this Agreement, Company agrees to defend and indemnify Custodian and to hold Custodian harmless from and against any and all third party suits, actions, proceedings at law or in equity, claims (groundless or otherwise), liabilities, losses, damages, payments, settlements, penalties, fines, costs (including fees and disbursements of counsel selected by Custodian) and every other expense of every nature asserted against or incurred by Custodian as a result of any improper or unauthorized use of such terminal(s), whether on the premises of Company, an Investment Adviser, or the agent of either.

     (ii) PRICING SERVICES. To the extent that the POL*ARIS Service provided hereunder shall include market values of the Custodian Account holdings, Custodian may, at its discretion, obtain such information from outside sources that Custodian deems to be reliable. Custodian does not verify, represent or warrant either the accuracy or the completeness of any such information transmitted through the POL*ARIS Service.

7. INVESTMENT ADVISERS AND INVESTMENTS.

     (a) APPOINTMENT OF INVESTMENT ADVISERS. Company may appoint one or more Investment Advisers to manage the assets held in the Custodian Account. The terms and conditions of appointment and authority of any Investment Adviser shall be the sole responsibility of Company. Company shall promptly notify Custodian by means of Instructions of the appointment and removal of an Investment Adviser, the portion of the Custodian Account's and/or each Portfolio's assets that is subject to the investment control of such Investment Adviser and all other facts pertinent to such Investment Adviser's authority to give Instructions, including a designation of the Authorized Persons of such Investment Adviser.

     (b) INVESTMENT REVIEW. Custodian shall be under no duty or obligation to review any investment or reinvestment made or received upon the Instructions of Company or any Investment Adviser. Without limiting the generality of the foregoing, with respect to each transaction, the Authorized Person giving the Instructions shall have the entire responsibility for assuring that the transaction does not violate the prohibitions of any applicable state or federal law or court order or judgment affecting the administration of the Custodian Account or adversely affect the tax treatment of the Custodian Account.

     (c) AFFILIATION BETWEEN CUSTODIAN AND ADVISER AND COMPANY. It is understood that the trustees, officers, employees, agents and shareholders of Company, and the officers, directors, employees, agents and shareholders of Company's Investment Adviser, Bankers Trust Company ("Adviser"), are or may be interested in Custodian as directors, officers, employees, agents, stockholders, or otherwise, and that the directors, officers, employees, agents or stockholders of Custodian may be interested in Company as trustees, officers, employees, agents, shareholders, or otherwise, or in Adviser as officers, directors, employees, agents, shareholders or otherwise.

     (i) No trustee, officer, employee or agent of Company, and no officer, director, employee or agent of Adviser acting pursuant to any provision of the Investment Advisory Agreement (the "Advisory Agreement") between Company and Adviser, shall have physical access to the assets of Company held by Custodian or be authorized or permitted to withdraw any investments of Company, nor shall Custodian deliver any assets of Company to any such person. No officer, director, employee or agent of Custodian who holds any similar position with Company or who performs duties under the Advisory Agreement shall have access to the assets of Company.

     (ii) Subject to paragraph 5(a) hereof, nothing in this paragraph 7(c) shall prohibit any officer, employee or agent of Company, or any officer, employee or agent of Adviser, from giving Instructions to Custodian as long as no such Instruction results in delivery of or access to assets of Company prohibited by subparagraph (i) of this paragraph 7(c).

8. AGENTS AND SUB-CUSTODIANS.

     (a) AGENTS. Custodian may at any time or from time to time appoint (and may at any time remove) any other bank, trust company or responsible commercial agent that is itself qualified under the 1940 Act to act as a custodian as its agent to carry out such of the provisions of this Agreement as Custodian may from time to time direct, PROVIDED that the appointment of any such agent shall not relieve Custodian of any of its responsibilities or liabilities under this Agreement.

     (b) SUB-CUSTODIANS. Custodian may appoint one or more domestic or foreign banking institutions or Depositories that is itself qualified under the 1940 Act to act as custodian (and with respect to foreign banking institutions or Depositories, meets the requirements of Rule 17f-5 under the 1940 Act) to act as Sub-Custodian of Account Securities, PROVIDED that Company shall have informed Custodian by means of Instructions that such entity has been approved by all requisite action as Sub-Custodian for Account Securities and Custodian shall have received no subsequent Instructions rescinding such approval, and FURTHER PROVIDED THAT Custodian shall have no more responsibility or liability to Company on account of any actions or omissions of any Sub-Custodian so appointed than any such Sub-Custodian has to Custodian.

9. LEGAL PROCEEDINGS.

     Custodian shall not be required to initiate, appear in or defend any legal proceedings or take any other similar action with respect to the Custodian Account or Account Securities unless Custodian has been indemnified to its satisfaction against any loss and expense (including attorneys' fees) likely to be suffered or incurred thereby. Company shall have, at its election, the right to enforce Custodian's rights against any Sub-Custodian, agent or Depository for loss, damage or expenses caused Company or any Portfolio by such Sub-Custodian, agent or Depository and shall be entitled to be subrogated to the rights of Custodian with respect to any claim against such Sub Custodian; agent or Depository or any other person, which Custodian may have as a consequence of any such loss, damage or expenses if and to the extent that Company or a Portfolio has not been made whole for any such loss or damage.

10. INDEMNIFICATION OF CUSTODIAN.

     (a) INDEMNIFICATION. In its capacity as Custodian, Custodian shall not be liable for any act or failure to act of Company, any Investment Adviser or any officer, director, employee or agent of any of them. Custodian shall not be liable for any error of judgment or mistake of law or, except as expressly provided to the contrary in paragraph 4, for any loss suffered by the Custodian Account unless resulting from misconduct, bad faith or negligence on the part of Custodian in the performance of its duties or from the breach or reckless disregard by Custodian of its obligations and duties under this Agreement. Except as otherwise expressly provided to the contrary in the preceding sentence, Custodian shall be indemnified against and held harmless from any and all third party suits, actions, proceedings at law or in equity, claims (groundless or otherwise), liabilities, losses, damages, payments, settlements, penalties, fines, costs (including fees and disbursements of counsel selected by Custodian and reasonably satisfactory to Company) and every other expense of every nature incurred by Custodian or asserted against Custodian by any third party in connection with Custodian's performance of its obligations under this Agreement. If amounts due Custodian pursuant to this paragraph 10 are not paid out of the Custodian Account for any reason, they shall be paid by Company. Custodian agrees to inform Company in writing of any event which comes to its notice as a result of which the Custodian Account or Company might become liable to indemnify Custodian under these provisions, provided that any delay in so doing shall not in any way affect the Custodian Account's or Company's obligation to Custodian hereunder. Custodian's right to indemnification shall survive the termination of this Agreement.

     (b) PARTICIPATION IN LITIGATION. In the event any action or proceeding shall be brought against Custodian, in its capacity as such, and it shall notify Company of the commencement thereof, Company shall be entitled to participate therein and, subject to all provisions hereof and to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to Custodian (who shall not, except with the consent of Custodian, be counsel to Company). After notice from Company to Custodian of its election so to assume the defense of such action or proceeding and to pay all fees and expenses of such counsel, Company shall not be liable to Custodian for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by Custodian, in connection with the defense thereof other than reasonable costs of investigation, unless either Company or Custodian shall have been advised at any time by counsel that the assumption or continuation of such defense by Company would be inappropriate under applicable standards of professional conduct on account of actual or potential differing interests between Company and Custodian or under fiduciary principles applicable to the Custodian Account. Custodian may, at any time, waive its right to indemnification hereunder and assume its own defense.

     (c) SEVERAL OBLIGATIONS. Notwithstanding any provision of this Agreement to the contrary, Custodian shall be limited in any claim for indemnity or payment from the Company to the extent that Custodian may only recover from the Portfolio to which the assessment, tax, cost, liability or expense relates or on behalf of which Portfolio the disbursement was made or the charge or expense giving rise to the claim was incurred.

11. REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents, warrants and covenants to Custodian that:

     (a) the employment of Custodian and the allocation of fees, expenses and other charges to the Custodian Account as herein provided, is not prohibited by law or any governing documents or contracts relating to the Custodian Account or the maintenance of custodian accounts for Company as contemplated herein;

     (b) the terms of this Agreement do not violate any obligation by which Company is bound, whether arising by contract, operation of law or otherwise;

     (c) this Agreement has been duty authorized by appropriate action and when executed and delivered will be binding upon Company in accordance with its terms;

     (d) Company will deliver to Custodian such evidence of such authorization as Custodian may reasonably require, whether by way of a certified resolution, opinion of counsel or otherwise;

     (e) Custodian, in its capacity as such, is not required to maintain any fidelity bond insurance with respect to Account Securities pursuant to the requirements of any law applicable to Company;

     (f) Company has furnished Custodian the names and original or facsimile signatures of all Authorized Persons currently authorized to act on behalf of Company pursuant to this Agreement; and

     (g) with respect to matters covered by this Agreement, Custodian shall be entitled to assume any document delivered herewith remains in effect and any Authorized Person or Investment Adviser named herein or pursuant hereto continues to be authorized to act hereunder until Custodian is notified by means of Instructions of any amendment, change or substitute.

12. REPRESENTATION AND WARRANTIES OF CUSTODIAN.

     Custodian hereby represents, warrants and covenants to Company that:

     (a) the terms of this Agreement do not violate any obligation by which Custodian is bound, whether arising by contract, operation of law or otherwise;

     (b) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Custodian in accordance with its terms;

     (c) Custodian will deliver to Company such evidence of such authorization as Company may reasonably require, whether by way of a certified resolution, opinion of counsel or otherwise;

     (d) Custodian, in its capacity as such, is not required to maintain any fidelity bond insurance with respect to Account Securities pursuant to the requirements of any law applicable to Custodian;

     (e) Custodian has furnished Company the names of all Persons currently authorized to act on behalf of Custodian hereunder; and

     (f) with respect to any matters covered by this Agreement, Company shall be entitled to assume any document delivered herewith remains in effect and any Person named herein or pursuant hereto continues to be authorized to act hereunder until it is notified of any amendment, change or substitute.

     (g) Custodian is qualified as a custodian under Section 26(a) of the 1940 Act and covenants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Company in writing.

13. FEES, EXPENSES AND OTHER CHARGES.

     (a) FEE SCHEDULES. For the services provided hereunder, Company shall pay Custodian monthly in arrears for the existing Portfolios a fee calculated and accrued in accordance with Custodian's applicable fee schedule set forth in Appendix D, attached hereto and as amended from time to time made a part hereof. Such fee schedule does not include out-of-pocket disbursements of Custodian for which Custodian shall be entitled to be reimbursed by Company. Reimbursable out-of-pocket disbursements shall include but shall not be limited to the items specified in Appendix E, attached hereto and as amended from time to time made a part hereof. Appendix E may be modified by Custodian upon not less than thirty days prior written notice to Company.

     (i) The parties hereto will agree upon the compensation for acting as custodian for any Portfolio hereafter established and designated to Custodian at the time that Custodian is asked to commence serving as such for said Portfolio, and such agreement shall be reflected in a fee schedule for that Portfolio, dated and signed by an officer of each party hereto, which shall be attached to Appendix D of this Agreement, and/or by such other amendments to this Agreement as the parties shall deem necessary and appropriate.

     (b) PAYMENT. All fees and expenses payable or reimbursable to Custodian under this Agreement shall be paid in full without set-off, deduction or withholding for any taxes, duties or other charges. Custodian will invoice Company as soon as practicable after the end of each calendar month and said invoices will be detailed in accordance with the applicable fee schedule(s) and will include reimbursable out-of pocket disbursements. If Company does not object to an invoice within fifteen (15) days after the date thereof, Custodian shall charge the Custodian Account for the full amount of such invoice. Custodian shall also be entitled to charge the Custodian Account for the amount of (i) any indemnification obligation pursuant to paragraph 9 or paragraph 10 that has been either acknowledged in writing by Company or determined by a court or other tribunal having jurisdiction over the parties and the subject matter to be owed to Custodian, and (ii) other expenses or liabilities incurred or assessed against it in connection with the performance of this Agreement, including but not limited to, the expenses of Sub-Custodians and foreign branches of Custodian or Sub-Custodians incurred in settling transactions outside of the United States involving the purchase and sale of Account Securities. All charges made to the Custodian Account under this paragraph 13(c) will be allocated to the Portfolio with respect to which such charges were incurred.

     (c) OBTAINING PAYMENT. To obtain payment of all fees and expenses payable to Custodian hereunder, including but not limited to amounts payable pursuant to indemnification provisions and to paragraph 5(l), Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as Custodian now or hereafter has under the New York Uniform Commercial Code or any other applicable law.

     (d) SURVIVAL. Custodian's right to payment and reimbursement hereunder shall survive the termination of this Agreement.

14. TERM AND TERMINATION.

     (a) TERM. This Agreement shall become effective on the date first set forth above.

     (b) NOTICE OF TERMINATION. Either party may terminate this Agreement and the Custodian Account upon sixty (60) days' written notice to the other party, PROVIDED THAT Company may terminate this Agreement and the Custodian Account upon less notice if it receives notice from Custodian pursuant to paragraph 12(g) or in the event of the appointment of a conservator or receiver for Custodian or upon the happening of a like event at the direction of an appropriate regulatory agency or court.

     (i) In the event that a notice of termination is given by Company, it shall be accompanied by a certificate of Company electing to terminate this Agreement with respect to any Portfolio and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

     (ii) In the event a notice of termination is given by Custodian, Company shall, on or before the specified termination date, deliver to Custodian a certificate of Company designating a successor custodian or custodians. In the absence of such designation by Company, Custodian may, but shall not be required to, designate a successor custodian that shall be an entity qualified to so act under the 1940 Act.

     (iii)If Company fails to, and Custodian does not, designate a successor custodian for any Portfolio, Company shall, upon the date specified in the notice of termination and upon the delivery by Custodian of all Account Securities (other than Account Securities held in Depositories that cannot be delivered to Company) and moneys then owned by such Portfolio, be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than duties with respect to Account Securities held in Depositories that cannot be delivered to Company.

     (iv) The execution and delivery of an amended Appendix A that deletes one or more Portfolios shall constitute a termination of this Agreement with respect to such deleted Portfolios only and shall not affect the Portfolios remaining on Appendix A.

     (c) DELIVERY OF ACCOUNT SECURITIES AND OTHER PROPERTY. Upon termination, Custodian shall deliver in proper form for transfer all Account Securities allocated to the Portfolio(s) specified in the notice of termination, or cause such to be delivered, to a successor custodian designated by Company or, if a successor custodian has not accepted an appointment by the effective date of termination of the Custodian Account, to Company; PROVIDED. HOWEVER, Custodian shall make such delivery only after deducting all fees, expenses and other amounts for the payment or reimbursement of which it is entitled hereunder with respect to such Portfolio(s). Upon completion of such delivery, Custodian shall be discharged completely of any further liability or responsibility with respect to the Account Securities and other property so delivered. Custodian shall be entitled to be reimbursed from the Custodian Account for any expenses incurred in connection with such delivery unless such termination is at Custodian's request. Custodian agrees to cooperate with Company and any substitute or successor custodian appointed by Company during a reasonable transition period.

15. TAXES.

     (a) FILINGS. Custodian shall have no responsibility to file any tax returns regarding the Custodian Account or the Account Securities. Custodian is authorized and empowered to execute any certificates of ownership or other reports, declarations or affidavits that it is or may hereafter be required to execute and furnish under any regulation of the Internal Revenue Service, or by or under any other authority of the United States or any jurisdiction, domestic or foreign, which are required in correction with any property that is now or may hereafter be held in the Custodian Account. Company agrees to notify Custodian immediately in writing of any material change in status that may affect any such certificates, reports or other required documents or the contents thereof. Custodian may withhold from income generated by the Account Securities, or from the principal thereof, all amounts required to be paid pursuant to withholding requirements of the taxing authorities of any applicable jurisdiction, domestic or foreign.

     (b) INDEMNIFICATION. Company agrees to indemnify Custodian and any nominee in whose name Account Securities or other property of Company is registered against any liability Custodian or such nominee may incur by reason of taxes assessed to Custodian or such nominee or other costs, liability or expense incurred by Custodian or such nominee resulting from the fact that Account Securities or other property of Company are registered in the name of Custodian or such nominee. Custodian's right to indemnification as aforesaid shall survive the termination of this Agreement.

16. ADVICE.

     Custodian may from time to time consult with counsel to Company or with an Authorized Person in connection with its obligations arising hereunder and shall be fully protected in acting upon the written advice or instructions of such counsel or Authorized Person, as the case may be.

17. ADDRESSES.

     Except as provided to the contrary with respect to Instructions and until further notice from either party, any notices delivered pursuant to this Agreement, and all other communications shall be in writing and shall be delivered or sent in hard copy or by facsimile transmission to the following addresses or such other addresses as from time to time may be specified hereunder:

If to Company:

         Accolade Funds
         7900 Callaghan Road
         San Antonio, TX 78229

         Attn:    Vice President,
                  Chief Financial Officer

If to Custodian:

         Bankers Trust Company
         14 Wall Street
         New York, NY 10015

         Attn:    Manager, Mutual Fund Custody

     All notices and other communications shall be effective when received. The party seeking to rely on notice having been given under this paragraph 17 shall be responsible for ascertaining the facts thereof.

18. MISCELLANEOUS.

     (a) INFORMATION TO AND CONSENT OF CUSTODIAN. During the term of this Agreement, Company shall furnish to Custodian at its office, prior to any distribution thereof, copies of any prospectus, advertising or promotional materials prepared for distribution to any Persons who are not Parties hereto that refer in any way to Custodian. Company shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, Company will continue to furnish to Custodian copies of any of such materials that refer in any way to Custodian in its role as such. Company shall furnish or otherwise make available to Custodian such other information relating to the business affairs of Company as Custodian at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     (b) CONFIDENTIALITY. Each party hereto agrees that it shall treat confidentially the terms and conditions of this Agreement and all information provided by the other party to such party regarding its business and operations. All confidential information provided by Company shall be used by Custodian solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of Company. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by judicial or administrative process or otherwise by applicable law. The provisions of this paragraph shall survive any termination of this Agreement.

     (c) SCOPE OF THE AGREEMENT. This Agreement contains the whole of the understanding between the parties with respect to the subject matter hereof.

     (d) AMENDMENT. This Agreement may be amended at any time by a written instrument signed by an Authorized Person of Company by a duly authorized officer of Custodian.

     (e) SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provisions of this Agreement.

     (f) NO WAIVER. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of any term or provision hereof shall be deemed a continuing waiver unless it is so designated. Any consent by any party to a breach by the other, whether express or implied, shall not constitute a consent to or excuse for any other breach.

     (g) CAPTIONS. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (h) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, and assigns; PROVIDED, HOWEVER, this Agreement shall not be assignable by Company without the written consent of Custodian, or by Custodian without the written consent of Company, and any attempted assignment without such written consent shall be null and void.

     (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (j) LIMITATION OF LIABILITY. This Agreement is an agreement entered into between Custodian and Company on behalf of each Portfolio and is expressly not an agreement among all of the Portfolios. No other Portfolio shall receive any rights nor have any liabilities arising from any action or inaction of any other Portfolio under this Agreement. Custodian is hereby expressly put on notice of the limitation of liability set forth in the Declaration of Trust of Company and agrees that the obligations assumed by any Portfolio hereunder shall be limited in all cases to the Portfolio and its assets only, and neither Custodian nor its agents or assigns shall seek satisfaction of any such obligation from the Directors, Trustees, shareholders or partners of any such Portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                    ACCOLADE

                                    By: /S/ BOBBY D. DUNCAN

                                    ------------------------------------
                                    Name:    Bobby D. Duncan

                                    Title:   Executive Vice President
                                             Chief Financial Officer
                                             Chief Operating Officer

Attest:

/S/ Thomas Tays

---------------------

                                    BANKERS TRUST COMPANY

                                                (Custodian)

                                    By       /S/ KAREN EPHRAIMSON

                                    -------------------------------------------
                                    Name:    Karen Ephraimson
                                    Title:   Vice President

Attest:

------------------------------
          (Title)

                                   Appendix A

                         To Custodian Account Agreement

                           Dated as of October 4,1994

                       Between ACCOLADE Funds ("Company")

                     and Bankers Trust Company ("Custodian")

                                (Paragraph l(k))

                               LIST OF PORTFOLIOS

-------           -------------------------------------------------------------
96911             Bonnel Growth Fund

ACCOLADE FUNDS                              BANKERS TRUST COMPANY

By:      /S/ BOBBY D. DUNCAN                By:    /S/ KAREN EPHRAIMSON

         -------------------------------           ----------------------------
Title    Executive Vice President, Chief           Title    Vice President
         Financial Officer, and
         Chief Operating Officer

Date     September 21, 1994                 Date   October 12, 1994

                                   Appendix B

                         To Custodian Account Agreement

                           Dated as of October 4, 1994

                       Between ACCOLADE Funds ("Company")

                     and Bankers Trust Company ("Custodian")

                                (Paragraph 13(a))

     We, the undersigned, do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Company, the signatures set forth opposite their respective names arc their true and correct signatures, and each individual has been duly elected or appointed to and currently serves in the position following his/her name:

NAME                                   POSITION                 SIGNATURE

---------------------------   --------------------------   ---------------------
Frank E. Holmes               President, Chief Executive   /S/ FRANK E. HOLMES
                              Officer
Bobby D. Duncan               Executive Vice President,    /S/ BOBBY D. DUNCAN
                              Chief Financial Officer,
                              and Chief Operating
                              Officer

Kelli D. Shomaker             Vice President, Treasurer,   /S/ KELLI D. SHOMAKER
                              Chief Accounting Officer,
                              and Controller

Dated: October 12, 1994

                                   Appendix C

                         To Custodian Account Agreement

                           Dated as of October 4,1994

                       Between ACCOLADE Funds ("Company")

                     and Bankers Trust Company ("Custodian")

                                (Paragraph 2(c))

     The following employees of Bankers Trust Company have been duly authorized to have access to Account Securities, to receive Instructions and to act thereon:

-------------------------   -------------------------------------------------
Genie Dominguez             Vice President                     (212) 618-2298
William D. Christian        Assistant Vice President           (212) 618-3662
Bob Ralph                   Account Administrator              (212) 618-3462
Johnson Shum                Account Administrator              (212) 618-3411
Michael Terracciano         Account Administrator              (212) 618-2155
Erica Longenhagen           Assistant Treasurer                (212) 618-3176

ACCOLADE FUNDS              BANKERS TRUST COMPANY

                            (Custodian)

By:                         By:      /S/ KAREN EPHRAIMSON

         ----------------            -------------------------

Title:                      Title:   Vice President

         ----------------            -------------------------

Date:                       Date:    October 12, 1994

         ----------------            -------------------------

                                   Appendix D

                         To Custodian Account Agreement

                           Dated as of October 4, 1994

                       Between ACCOLADE Funds ("Company")

                     and Bankers Trust Company ("Custodian")

                                (Paragraph 13(a))

                        DOMESTIC CUSTODIAN FEE SCHEDULE*

Monthly Maintenance                                       $100.00
Monthly Safekeeping

Book Entry Issues                                            2.00

Vault Issues                                                 3.50

Transactions

         DTC/ID                                              6.50
         DTC Book Entry/Non-ID                              10.00
         FBE Book Entry                                     10.00
         PTC Book Entry                                     18.00
         Physical                                           25.00
         P&I Paydowns                                        6.00
         Maturities (Short-term Money Markets                6.00
         Instructions)

         Reorganizations                                    40.00
         Private Placement Income                           15.00
         Money Movements                                     3.00
         Euro CD/Cedel Transactions                         50.00
         Euro CD/Cedel Asset Value                            .0333%
         Foreign Custody Transaction                        50.00
         Foreign Custody Asset Value                          .0667%

                                   Appendix D

                         To Custodian Account Agreement

                           Dated as of October 4,1994

                       between ACCOLADE Funds ("Company")

                     and Bankers Trust Company ("Custodian")

                                (Paragraph 13(a))

                        DOMESTIC CUSTODIAN FEE SCHEDULE*

                                   (continued)

                              POL*ARIS FEE SCHEDULE

              $200.00 Per Month Maintenance
              $   1.15 Per Record for Confirms
              $    .40 Per Record Without Pricing
              $    .45 Per Record With Pricing

* Assumes instruction entry by client. There is a $5.00 surcharge when entered by Bankers Trust.

*    DTC SDFS surcharge $5.00

* Company is entitled to use the value of its cash balances to offset fees in accordance with the formula agreed upon by Custodian and Company from time to time.

---------------------------------

* Excludes out-of-pocket expenses (e.g., postage and insurance, transfer agent fees).

ACCOLADE FUNDS                               BANKERS TRUST COMPANY

By       /S/ BOBBY D. DUNCAN                 By       /S/ KAREN EPHRAIMSON
         --------------------------------             -------------------------
Title    Executive Vice President            Title    Vice President
         Chief Financial Officer
         Chief Operating Officer

Date     September 21, 1994                  Date     October 12, 1994

                                   Appendix E

                         To Custodian Account Agreement

                           Dated as of October 4,1994

                       Between ACCOLADE Funds ("Company")

                     and Bankers Trust Company ("Custodian")

                                (Paragraph 13(a))

                    REIMBURSABLE OUT-OF-POCKET DISBURSEMENTS

Out-of-Pocket Expenses include but arc not limited to:

1.  Federal Express charges
2.  Transfer Fees

3.  Postage Fees/Courier Services

4.  Private Placement Fees

5.  Messenger Services

-------------------------
* Company is entitled to use the value of its cash balances to offset such charges in accordance with the formula agreed upon by Custodian and Company from time to time.

ACCOLADE FUNDS                              BANKERS TRUST COMPANY

By       /S/ BOBBY D. DUNCAN                By       /S/ KAREN EPHRAIMSON
         --------------------------------            ---------------------------
Title    Executive Vice President           Title    Vice President
         Chief Financial Officer
         Chief Operating Officer

Date     September 21, 1994                 Date     October 12, 1994